UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January12, 2004

PAXSON COMMUNICATIONS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-13452	59-3212788

(State or other jurisdiction of incorporation)	(Commission File Number)	IRS Employer Identification No.

601 Clearwater Park Road, West Palm Beach, FL 33401-6233

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (561) 659-4122

N/A

(Former name or former address, if changed since last report)

ITEM 7. FINANCIAL STATEMENTS, PRO-FORMA FINANCIAL INFORMATION AND EXHIBITS

(c) Exhibits.

The following item is furnished as an Exhibit to this Report pursuant to Item 9 below:

99.1	Press release dated as of January 12, 2004 announcing that the Registrant has completed a private offering of senior secured floating rate notes.

ITEM 9. REGULATION FD DISCLOSURE

On January 12, 2004, the Registrant announced that it has completed a private offering of senior secured floating rate notes. The Registrant has furnished the press release announcing this offering as Exhibit 99.1 to this Report.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAXSON COMMUNICATIONS CORPORATION (Registrant)

By: /s/ Thomas E. Severson, Jr.

Date: January 12, 2004	Thomas E. Severson, Jr. Senior Vice President and Chief Financial Officer

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